UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2009

LANDAMERICA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-13990

Virginia	54-1589611
(State of incorporation)	(I.R.S. Employer Identification No.)

5600 Cox Road Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 267-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on November 26, 2008, LandAmerica Financial Group, Inc. (“LFG”) and LandAmerica 1031 Exchange Services, Inc. (“LES” and, together with LFG and certain other debtor-affiliates, the “Debtors”) filed voluntary petitions under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”). On September 9, 2009, the Debtors filed with the Bankruptcy Court a form of proposed joint plan of liquidation (as may be amended, the “Plan”) and a corresponding form of proposed disclosure statement (as may be amended, the “Disclosure Statement”).  Copies of the Disclosure Statement and the Plan as filed with the Bankruptcy Court are attached hereto as Exhibits 99.1 and 99.2.  The Plan contemplates, among other terms, for the cancellation of LFG's common stock upon the effective date of the Plan.  The holders of LFG common stock are not expected to participate in any future distribution of cash or other property from LFG's estate.

The hearing to approve the Disclosure Statement and solicitation procedures is scheduled for October 13, 2009, as may be adjourned by the Bankruptcy Court from time to time. The deadline to object to the adequacy of the Disclosure Statement is October 5, 2009.

Nothing in the Plan or Disclosure Statement should be construed as constituting a solicitation of acceptances of the Plan unless and until the Disclosure Statement has been approved by the Bankruptcy Court and distributed to holders of claims and interests as and to the extent required by Bankruptcy Code section 1125. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. There can be no assurance that the Disclosure Statement will be approved by the Bankruptcy Court, that the Plan will be confirmed by the Bankruptcy Court, or, if confirmed, that the Plan shall become effective.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Disclosure Statement filed September 9, 2009
99.2	Plan filed September 9, 2009

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAMERICA FINANCIAL GROUP, INC.

By:	/s/ G. William Evans
G. William Evans Executive Vice President and Chief Financial Officer

 Date:  September 14, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Disclosure Statement filed September 9, 2009
99.2	Plan filed September 9, 2009